Exhibit 10.2(g)

ECHELON CORPORATION

STOCK APPRECIATION RIGHT AGREEMENT

FOR NON-U.S. EMPLOYEES

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

By executing the Grant Acceptance process and using the services on this Smith Barney Benefit Access® website, you, the Employee and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Company’s 1997 Stock Plan (the “Plan”) and the Terms and Conditions of Stock Appreciation Rights (the “Agreement”), which may be amended or modified from time to time. Employee has reviewed the Plan and the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Employee further agrees to promptly notify the Company upon any change in the Employee’s residence address. [PLEASE BE SURE TO READ ALL OF THE TERMS AND CONDITIONS (IF ANY) AND APPENDICES, (IF ANY) FOR YOUR COUNTRY, THAT CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.]

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The Company hereby grants you, the employee, a stock appreciation right (the “SAR”) under the Plan, to exercise in exchange for a payment from the Company pursuant to this SAR Agreement. However, as provided in the Agreement, this SAR may expire earlier than the Expiration Date.

1. Grant of SAR. The Company hereby grants to the Employee under the Plan a SAR pertaining to all or any part of an aggregate of the number of shares set forth in the Summary of Grant, which SAR entitles the Employee to exercise the SAR in exchange for Shares in the amount determined under paragraph 6 below.

2. Vesting Schedule. Except as otherwise provided in this Agreement, the right to exercise this SAR will vest in accordance with the vesting schedule set forth in the Summary of Grant, subject to the Employee continuing to be a Service Provider on each relevant vesting date. Notwithstanding anything in this paragraph 2 to the contrary, and except as otherwise provided by the Administrator or as required by local law, vesting of the SAR will be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence, if permissible under local law. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the SAR at any time, subject to the terms of the Plan, and if permissible under local law. If so accelerated, such SAR (or the portion thereof) will be considered as having vested as of the date specified by the Administrator.

3. Exercise of SAR.

(a) Grant Price. The purchase price per Share for this SAR (the “Grant Price”) shall be the amount set forth in the Summary of Grant, which is the Fair Market Value of a Share on the Grant Date.

(b) Right to Exercise. This SAR is exercisable during its term in accordance with the vesting schedule set forth in the Summary of Grant and the applicable provisions of the Plan and this Agreement.

(c) Method of Exercise. This SAR is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator (which may require the Employee to exercise this SAR through the Company’s designated broker or administrator), which in either case shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Subject to paragraph 8, the Employee shall provide payment of any applicable withholding taxes arising in connection with such exercise. This SAR shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by any applicable withholding taxes.

4. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or a Parent or Subsidiary, the administrator or executor of the Employee’s estate (or such other person to whom the SAR is transferred pursuant to the Employee’s will or in accordance with the laws of descent and distribution), may exercise any vested but unexercised portion of the SAR within the period set forth in the Summary of Grant. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this SAR and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this SAR as set forth in this Agreement.

5. Persons Eligible to Exercise SAR. Except as provided in paragraph 4 above or as otherwise determined by the Administrator in its discretion, this SAR shall be exercisable during the Employee’s lifetime only by the Employee.

6. Payment of SAR Amount. Upon exercise of this SAR, the Employee shall be entitled to receive the number of Shares (the “SAR Amount”), less applicable withholdings, determined by (i) multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; times (b) the number of Shares with respect to which this SAR is exercised, and (ii) dividing the product of (a) and (b) by the Fair Market Value of a Share on the date of exercise. The SAR Amount shall be paid solely in whole Shares; any fractional amount shall be rounded down to the nearest whole share. Shares issued pursuant to the exercise of this SAR may be delivered in book form or listed in street name with a brokerage company of the Company’s choice.

No payment shall be made pursuant to the exercise of this SAR unless such payment complies with Applicable Laws. Assuming such compliance, for income tax purposes, the payment shall be considered transferred to the Employee on the date the SAR is exercised with respect to such Exercised Shares.

7. Term of SAR. This SAR may be exercised only within the term set out in the Summary of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

8. Tax Withholding and Payment Obligations. Regardless of any action the Company (or the employing Parent or Subsidiary) takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and that the Company (or the employing Parent or Subsidiary) (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR, including the grant, vesting, or exercise of the SAR, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to structure the terms of the SAR or any aspect of the SAR to reduce or eliminate the Employee’s liability for Tax-Related Items.

No payment will be made to the Employee (or his or her estate) for SARs unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any Tax-Related Items obligations of the Company (and/or the employing Parent or Subsidiary) with respect to the SARs.

In this regard, the Employee authorizes the Company (or the employing Parent or Subsidiary) to withhold a portion of the Shares otherwise issuable in payment for the exercise of this SAR that have an aggregate market value sufficient to pay the minimum required withholding amount for Tax-Related Items, determined on the date that the amount for Tax-Related Items to be withheld is to be determined. If the Company (or the employing Parent or Subsidiary) satisfies the obligation for Tax-Related Items by withholding a number of whole Shares as described herein, the Employee is deemed to have been issued the full number of Shares subject to the SAR award, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the exercise of the SAR. No fractional Shares will be withheld or issued pursuant to the exercise of this SAR and the issuance of Shares thereunder; any additional withholding necessary for this reason will be done by the Company (or employing Parent or Subsidiary) through the Employee’s paycheck or other cash compensation paid to the Employee by the Company (or employing Parent or Subsidiary) except as otherwise provided herein with respect to an Employee who is an “executive officer” of the Company within the meaning of Section 402 of the Sarbanes Oxley Act of 2002 (an “Executive Officer”). With respect to an Employee who is an Executive Officer, the Employee hereby agrees to pay the Company, on or prior to the date of exercise, by cash or check an amount equal to such additional withholding unless the Company otherwise determines that withholding such amount from the Employee’s paycheck or other cash compensation in accordance with the preceding sentence would not violate Section 402 of the Sarbanes Oxley Act of 2002.

Instead of or in combination with the foregoing, the Employee authorizes the Company and/or the employing Parent and/or Subsidiary, in their sole discretion, and in each case to the extent permissible under local law, to (i) sell or to arrange for the sale of Shares received as a result of the exercise of the SAR (on the Employee’s behalf and at the Employee’s discretion pursuant to the Employee’s authorization in this Agreement), with the proceeds going toward satisfaction of the Tax-Related Items, (ii) require the Employee to pay the Tax Related Items in the form of cash, check or other cash equivalent, and/or (iii) withhold all applicable Tax-Related Items legally payable by the Employee from the Employee’s paycheck or other cash compensation payable to the Employee by the Company (or the employing Parent or Subsidiary).

The Employee shall pay to the Company (or the employing Parent or Subsidiary) any amount of Tax-Related Items that the Company may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 8.

The Employee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the SAR Payment required under this Agreement if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph 8. In the event that the cash amounts withheld by the Company exceed the withholding taxes that are due after the automatic withholding of whole Shares, the Company will reimburse the Employee for the excess amounts.

9. Suspension of Exercisability. This SAR, in the sole discretion of the Company, may not be exercised, in whole or in part, and the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares, the filing of quarterly reports and the completion of any restatement of financial statements required under any state, federal, or local law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise of the SAR as the Administrator may establish from time to time for reasons of administrative convenience. Any suspension of exercise or delay in the issuance of Shares as a result of one or more of the foregoing conditions shall not extend the Expiration Date of this SAR, and the Company shall have no further obligation or liability with respect to this SAR as of and following the Expiration Date.

10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares covered by this SAR unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. Termination Period. This SAR will be exercisable for thirty (30) days after the Employee ceases to be a Service Provider, unless such termination is due to the Employee’s death or Disability, in which case this SAR will be exercisable for twelve (12) months after the Employee ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this SAR be exercised after the Expiration Date as set forth in the Summary of Grant.

12. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Parent or Subsidiary employing the Employee, as the case may be, and the Company, or the Parent or Subsidiary employing the Employee, as the case may be, will have and the Employee’s participation in the Plan shall not interfere with, the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder, the Employee’s participation in the Plan, and the vesting schedule set forth in the Summary of Grant do not constitute an express or implied promise of continued employment for any period of time. In the event that the Employee is not an employee of the Company, the grant will not be interpreted to form an employment contract with the Employee’s employer or any Parent or Subsidiary of the Company.

13. Nature of Grant. In accepting the SAR, the Employee acknowledges that: (a) the grant of the SAR is voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs even if SARs have been granted repeatedly in the past; (b) all decisions with respect to future awards of SARs, if any, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan is voluntary; (d) SARs are extraordinary items that do not constitute regular compensation for services rendered to the Company (or the employing Parent or Subsidiary), and that are outside the scope of the Employee’s employment contract, if any; (e) SARs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company (or the employing Parent or Subsidiary); (f) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (g) in consideration of the award of SARs, no claim or entitlement to compensation or damages shall arise from termination of the SARs or any diminution in value of the SAR or Shares received when the SARs are exercised resulting from termination of employment by the Company (or the employing Parent or Subsidiary) (for any reason whatsoever and whether or not in breach of local labor laws), and the Employee irrevocably releases the Company and/or the employing Parent or Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (h) in the event of involuntary termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to vest in SARs under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the SAR; (i) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying Shares; and (j) the Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.

14. Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement by and among, as applicable, the Employee’s employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company, the Parent and the Subsidiary may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent or Subsidiary, details of all SARs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). The Employee understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Employee’s local human resources representative. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Employee may elect to deposit any Shares received upon exercise of the SAR. The Employee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Employee’s local human resources representative. The Employee understands that refusal or withdrawal of consent may affect the Employee’s ability to realize benefits from the SAR. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

15. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

16. SAR is Not Transferable. Except as otherwise expressly provided in paragraph 4 above, this SAR and the rights and privileges conferred hereby shall not be sold, transferred, pledged, assigned, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to sell, transfer, pledge, assign, hypothecate or otherwise dispose of this SAR, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this SAR and the rights and privileges conferred hereby immediately shall become null and void.

17. Restrictions on Sale of Securities. Subject to the provisions of paragraph 9 above, the Shares issued upon exercise of this SAR will be registered under the U.S. federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

18. Binding Agreement. Subject to the limitation on the transferability of this SAR contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto to the extent permissible under local law.

19. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

20. Administrator Authority. The Administrator shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith (including, but not limited to, the determination of whether or not any SARs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons, and will be given the maximum deference permitted by law. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

21. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

22. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

23. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein, modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

24. Amendment, Suspension, or Termination of the Plan. By accepting this SAR, the Employee expressly warrants that he or she has received a SAR to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

25. Section 409A. Under Section 409A of the Internal Revenue Code of 1986, as amended, a SAR that vests after December 31, 2004, that was granted with a per share Grant Price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share of common stock on the date of grant (a “discount SAR”) may be considered “deferred compensation.” A SAR that is a “discount SAR” may result in, if the Employee is subject to tax in the United States, (i) income recognition by the Employee prior to the exercise of the SAR, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. The Employee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Grant Price of this SAR equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. The Employee agrees that if the IRS determines that this SAR was granted with a per Share Grant Price that was less than the Fair Market Value of a Share on the date of grant, the Employee (if subject to tax in the United States) will be solely responsible for the Employee’s taxes and other costs related to such a determination.

26. Notice of Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

27. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the SAR granted under, and participation in, the Plan or future Awards that may be granted under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

28. Language. If the Employee has received this Agreement, including Appendices (if any), or any other document related to the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control.